                         FORM 4 JOINT FILER INFORMATION

Name:                      Principal Financial Services, Inc.

Address:                   711 High Street

                           Des Moines, Iowa  50392

Designated Filer:          Principal Financial Group, Inc.

Issuer and Ticker Symbol:  HealthExtras, Inc. (HLEX)

Date of Event

    Requiring Statement:   06/24/2005

Signature:                 By:  /S/ JOYCE N. HOFFMAN

                                --------------------

                                Senior Vice President and Corporate Secretary

Name:                      Principal Life Insurance Company

Address:                   711 High Street

                           Des Moines, Iowa  50392

Designated Filer:          Principal Financial Group, Inc.

Issuer and Ticker Symbol:  HealthExtras, Inc. (HLEX)

Date of Event

    Requiring Statement:   06/24/2005

Signature:                 By:  /S/ JOYCE N. HOFFMAN

                                --------------------

                                Senior Vice President and Corporate Secretary

Name:                      Principal Holding Company

Address:                   711 High Street

                           Des Moines, Iowa  50392

Designated Filer:          Principal Financial Group, Inc.

Issuer and Ticker Symbol:  HealthExtras, Inc. (HLEX)

Date of Event

    Requiring Statement:   06/24/2005

Signature:                 By:  /S/ JOYCE N. HOFFMAN

                                --------------------

                                Senior Vice President and Corporate Secretary